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                                                                     EXHIBIT 24



                       CONSENT OF CHARTERED ACCOUNTANTS


        We consent to the incorporation by reference in the Registration
Statement of SmithKline Beecham plc on Form S-8 (File No. 33-    ) of our
report dated March 1, 1996 on our audits of the consolidated financial statements and financial statement schedules of SmithKline Beecham plc as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993, appearing in the Company's Annual Report on Form 20-F for the year ended December 31, 1995.


/s/ Coopers & Lybrand                       /s/ Price Waterhouse

COOPERS & LYBRAND                           PRICE WATERHOUSE
Chartered Accountants                       Chartered Accountants
London, England                             London, England
December 23, 1996                           December 23, 1996